UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

(Amendment No.     )

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
GEI Global Energy Corp.
(Name of Registrant as Specified in Charter)

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GEI GLOBAL ENERGY CORP.

6060 Covered Wagon Trail

Flint, Michigan 48532

(810) 610-2816

INFORMATION STATEMENT

January 26, 2015

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE

BOARD OF DIRECTORS OF GEI GLOBAL ENERGY CORP.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”), of GEI Global Energy Corp., in connection with the actions by written consent of the holder of 2,500 shares of the Series A Convertible Super-Voting Preferred Stock, par value $0.001 per share (“Preferred Stock”), of the Company, which represents, with the Common Stock owned by such holder, a collective voting right equal to a majority of the total outstanding voting power of the Company, taken without a meeting to approve the actions described in this Information Statement. In this Information Statement, all references to the “Company,” “we,” “us” or “our” refer to GEI Global Energy Corp., a Nevada corporation. We are mailing this Information Statement to our stockholders of record as of January 22, 2015 (the “Notice Record Date”).

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission under the Exchange Act, the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Actions by Board of Directors and Consenting Stockholders

On January 13, 2015, in accordance with Section 78.315 of the Nevada Revised Statutes (the “NRS”), our Board of Directors (the “Board”) unanimously adopted resolutions approving the following proposed amendments to the Articles of Incorporation of the Company (each, an “Action” and collectively, the “Actions”):

1.	To decrease the number of authorized shares of the Common Stock of the Company from 11,300,000,000 to 1,000,000,000 (the “Authorized Stock Decrease”).

2.	To approve a 1-for-2,500 reverse stock split of the issued and outstanding shares of our Common Stock (the “Reverse Split”).

3.	To adopt the Company’s Amended Articles (as defined below), which makes no material changes to our existing Articles of Incorporation, other than incorporating the amendments described in Actions (1) and (2) above.

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In order to obtain the approval of our stockholders for the Actions, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matters. However, Section 78.320 of the NRS provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding voting shares having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the above Actions as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the holder of our Preferred Stock, which provides a collective voting right equal to 50% of the total outstanding voting power of the Company and that, combined with the Common Stock owned by such holder of Preferred Stock, equals a majority of our outstanding voting shares.

As of the close of business on January 13, 2015 (the “Voting Record Date”), we had (a) 2,480,571,950 shares of Common Stock and (b) 2,500 shares of Preferred Stock, outstanding and entitled to vote on the Actions. Each share of Common Stock outstanding as of the close of business on the Voting Record Date was entitled to one vote. The 2,500 shares of Preferred Stock provides a collective voting right equal to 50% of the total outstanding voting power of the Company.

On the Voting Record Date, pursuant to Section 78.320 of the NRS, we received written consents for the Actions from Dr. K. J. Berry, our Chairman and CEO, who holds an aggregate of 2,500 shares of our Preferred Stock and 111,708,600 shares of our Common Stock, representing approximately 54.5% of our outstanding voting rights. Thus, your consent is not required and is not being solicited in connection with the approval of the Actions.

The following sets forth the sole holder of our Common Stock and Preferred Stock who consented to the Actions and provides the number of shares beneficially owned and the percentage interest of outstanding shares of Common Stock and Preferred Stock for such holder (the “Majority Stockholder”) as of the Voting Record Date:

	Amount of Beneficial Ownership			Percentage
Holder	Common Stock		Preferred Stock	Common Stock (1)	Preferred Stock
K. J. Berry	111,708,600	(2)	2,500	4.5%	100%

(1)	Based on 2,480,571,950 shares of Common Stock issued and outstanding.

(2)	Includes an aggregate of 5,140,000 shares of Common Stock owned by members of Dr. Berry’s immediate family sharing the same household. Does not include shares of Common Stock that may be issued upon the conversion of the Company’s Series A Convertible Super-Voting Preferred Stock. Each such share of Preferred Stock has a conversion rate of 1/1000 of the total issued shares of the Common Stock at the time of conversion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 13, 2015 with respect to the holdings of:

●	each person known to us to be the beneficial owner of more than 5% of the common stock;

●	each of our directors, nominees for director and named executive officers; and

●	all directors and executive officers as a group.

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To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Except as otherwise indicated, the address of each of the persons named in the table below is c/o The address of each executive officer and director is c/o GEI Global Energy Corp., 6060 Covered Wagons Trail, Flint, Michigan 48532.

Name of Beneficial Owner and Address	Amount of Beneficial Ownership of Common Stock	Percent of Common Stock (1)
K. J. Berry (2)	111,708,600	4.5%
Dave Namenye	100,000	*
Cleamon Moorer	100,000	*
All directors and executive officers as a group (3 persons)	111,908,600	4.5%

*	Less than 1%.

(1)	Based on 2,480,571,950 of Common Stock issued and outstanding.

(2)	Includes an aggregate of 5,140,000 shares of Common Stock owned by members of Dr. Berry’s immediate family sharing the same household. Does not include shares of Common Stock that may be issued upon the conversion of the Company’s Series A Convertible Super-Voting Preferred Stock. Each such share of Preferred Stock has a conversion rate of 1/1000 of the total issued shares of the Common Stock at the time of conversion.

EXECUTIVE COMPENSATION

Currently, our officers and directors receive no compensation (except for Dr. Berry as Chairmen and CEO), other than shares of common stock for services during the development stage of our business operations. Officers and directors are reimbursed for any out-of-pocket expenses that are incurred on the Company’s behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

On December 5, 2013 the Board authorized the annual issue of 25,000 common shares to directors serving without compensation. Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Summary Compensation Table

	Annual Compensation
Name and Principal Position	Year	Salary	Total Compensation
Dr. K. J. Berry Chairman and Chief Executive Officer	2013	$103,129	$103,129

CHANGES IN CONTROL

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities, other than as set forth above.

There are no current definitive arrangements or agreements, which will result in a change in control.

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AMENDMENTS TO THE ARTICLES OF INCORPORATION

On January 13, 2015, the Board, believing it to be in the best interests of the Company and its stockholders, adopted a resolution approving our Articles of Incorporation be amended (the “Amended Articles”). The Board further directed that the Amended Articles be submitted for consideration by our stockholders. By written consent dated January 13, 2015, the Majority Stockholder approved and adopted resolutions to amend the Company’s existing Articles of Incorporation to effect the Actions. The Amended Articles is included in the attachment marked as Annex A to this Information Statement.

We intend to file, as soon as practicable on or after the twentieth day after this Information Statement is sent to our stockholders, the Amended Articles with the Secretary of State of the State of Nevada to effect the Actions with respect thereto, which will become effective at the close of business on the date the Amended Articles is accepted for filing by the Secretary of State of the State of Nevada. The text of the Amended Articles is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Actions and the Amendments.

Amendment to Decrease the Number of Authorized Shares of Common Stock

On January 13, 2015, our Board and majority stockholder, believing it to be in the best interests of the Company and its stockholders, approved an amendment to our Articles of Incorporation to decrease our authorized Common Stock from 11,300,000,000 shares to 1,000,000,000 shares. The Amendment will be reflected in the Amended Articles to be filed with the Nevada Secretary of State.

Our Board believes it is advisable and in the best interests of the Company to have available authorized but unissued shares of common stock in an amount we deem sufficient to provide for our future needs. The unissued shares will be available from time to time as deemed advisable and required for various purposes, including the issuance of shares in connection with financing or acquisition transaction.

This decrease in our authorized common shares will have no material effect on the rights of existing stockholders, since it will not change the percentage of ownership of the Company of any stockholder. Moreover, the adoption of this amendment will not of itself without further action of our Board cause or result in any changes in our current capital accounts or outstanding Common Stock.

Taken together, the two corporate actions of a 1-for-2,500 reverse stock split and setting our authorized Common Stock at 1,000,000,000 shares, will result in creating a greater percentage of available common shares relative to our outstanding shares than existed before these two corporate actions. While approximately 78% of our authorized Common Stock is currently available for issuance, approximately 99.9% of our authorized Common Stock will be available for issuance after these two corporate actions become effective with the Secretary of State of the State of Nevada. This comparison is set forth in tabular format as follows:

	Authorized Common Shares	Issued and Outstanding Shares	Unissued Authorized Common Shares	Percentage of Authorized Common Shares Available for Issuance
Before Reverse Stock Split and Change in Authorized Shares	11,300,000,000	2,480,571,950	8,819,428,050	78%
After Reverse Stock Split and Change in Authorized Shares (1)	1,000,000,000	992,229	999,007,771	99.9%

(1) Subject to rounding.

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The issuance by the Company of available authorized Common Stock could dilute the equity ownership, voting impact and future earnings per share of our existing stockholders, and depending on the amount of shares issued, such dilution may be substantial.

Although we are reducing the authorized but unissued shares of Common Stock compared to outstanding shares of Common Stock due to these Actions, more shares as a percentage of total authorized will be available for issuance and there remains the potential that such Actions could continue to have an anti-takeover effect, such as permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose stockholder efforts to amend or repeal the Articles of Incorporation or Bylaws of the Company. Using available authorized shares in this manner could render more difficult or discourage an attempt to acquire control of the Company even if such a transaction would be beneficial to stockholders.

Currently, we have no definitive plans or arrangements to issue any such shares, except pursuant to an Investment Agreement we have with River North Equity, LLC previously disclosed in our filings, and the Company evaluates from time to time potential transactions that may result in the issuance of shares. Any such use or issuance of our shares would be regardless of whether the Authorized Stock Decrease is effected.

Amendment of Our Articles of Incorporation to Effect a Reverse Stock Split at a Ratio of One for 2,500

Purpose of the Reverse Stock Split; Potential Consequences of Reverse Stock Split

Affecting the Reverse Stock Split would result in a smaller number of shares in the public float and we believe will result in a higher stock price, which may encourage investor interest and improve the marketability of our Common Stock. However, when the Reverse Stock Split becomes effective, there can be no assurance than any future bid price of the Common Stock will continue at the level in proportion to the decreased number of outstanding shares resulting from the Reverse Stock Split. While, the Reverse Stock Split is intended, absent other factors, to increase the market price of the Common Stock, other factors such as our financial results, market conditions, market perception of our business and the size of our public float may adversely affect the market price of our Common Stock. There can further be no assurance that the Reverse Stock Split will generate investor interest as expected and, in general, that the Reverse Stock Split will result in any of the anticipated benefits described above. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split could be lower or higher than the total market capitalization prior to the Reverse Stock Split.

In deciding to implement the Reverse Stock Split and the actual ratio, the Board considered among other things: (i) the market price of the Common Stock; (ii) the number of shares of Common Stock that will be outstanding after the Reverse Stock Split; (iii) the stockholders’ equity; (iv) the shares of Common Stock available for issuance in the future; and (v) the nature of our operations.

Potential Effects of the Reverse Stock Split

Split shares issued in connection with the Reverse Stock Split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the Reverse Stock Split. Pursuant to the Reverse Stock Split, each 2,500 shares of the Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split will become one share of the same class of the Common Stock after consummation of the Reverse Stock Split, with corresponding changes for lesser number of shares. As of the Voting Record Date, we had 11,300,000,000 authorized shares of Common Stock, of which 2,480,571,950 shares were issued and outstanding. The number of issued and outstanding shares of Common Stock will be decreased to a number that will be equal to the number of shares of Common Stock issued and outstanding, immediately prior to the effectiveness of the Reverse Stock Split, multiplied by 0.0004, so that there will be approximately 992,229 shares of Common Stock outstanding post-Reverse Stock Split (subject to rounding). Although, after the effective date of the Reverse Stock Split, each stockholder will own a smaller number of shares of the Common Stock, the Reverse Stock Split will, subject to the provisions for elimination of fractional shares, affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us. With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Stock Split will remain the same. Further, it is not anticipated that our financial condition, the percentage ownership of management, the number of stockholders, or any aspect of our existing or proposed business will materially change as a result of the Reverse Stock Split. The Reverse Stock Split will not change the number of authorized shares of the Common Stock as designated by our Articles of Incorporation, although our authorized shares will be decreased as a result of the Authorized Stock Decrease described above.

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Exchange Act Registration

We will continue to be subject to the periodic reporting requirements of the Exchange Act. The Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Reverse Stock Split nor any other Action will not affect the registration of the Common Stock under the Exchange Act.

Fractional Shares

No fractional shares of post-Reverse Stock Split Common Stock will be issued to any stockholder in connection with the Reverse Stock Split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of Common Stock to stockholders who would otherwise be entitled to receive fractional shares of Common Stock following the Reverse Stock Split, any fractional shares which result from the Reverse Stock Split will be rounded to the next whole share.

Effectiveness of the Reverse Stock Split and Procedure for Exchange of Stock Certificates

The Reverse Stock Split will become effective as of the filing of the Amended Articles with the Secretary of State of the State of Nevada and the approval of FINRA (the “Effective Date”). Commencing on the Effective Date, each certificate evidencing shares of the Common Stock will be deemed for all corporate purposes to evidence ownership of the decreased number of shares of Common Stock resulting from the Reverse Stock Split. If required, we will obtain a new CUSIP number for the Common Stock at or about the time of the Reverse Stock Split. As soon as practicable after the Effective Date, stockholders should contact our transfer agent, VStock Transfer, LLC, attention Chief Executive Officer, 77 Spruce Street, Suite 201, Cedarhurst, New York 11516, or successor transfer agent, to arrange to surrender their certificates representing shares of pre-Reverse Stock Split Common Stock in exchange for certificates representing shares of post-Reverse Stock Split Common Stock. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) to our transfer agent. Stockholders should not destroy any stock certificate.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. In addition, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of common stock were, prior to the Reverse Stock Split, and will be, after the Reverse Stock Split, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

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No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Split shares of common stock for post-Reverse Stock Split shares of common stock pursuant to the Reverse Stock Split. The aggregate tax basis of the new shares of common stock received in the Reverse Stock Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Stock Split shares of common stock exchanged therefor. The stockholders' holding period for the post-Reverse Stock Split shares will include the period during which the stockholder held the pre-Reverse Stock Split shares of common stock surrendered in the Reverse Stock Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY US IN CONNECTION WITH OUR PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

Adoption of the Amended Articles

In connection with the amendments described in Actions 1 and 2, the Board believes that it is in the best interest of the stockholders to adopt the Amended Articles attached hereto as Exhibit A. The Amended Articles will incorporate the amendments set forth in the Actions set forth above and other than Actions 1 and 2, the Amended Articles does not incorporate any other material changes.

INTERESTS OF CERTAIN PERSONS IN THE ACTION

Our sole executive officer and our directors have an interest in the Actions as a result of their ownership of shares of our Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. However, we do not believe that our sole executive officer and directors have interests in the Actions that are different from or greater than those of any other of our stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which we should direct the additional copy of the Information Statement, to us at GEI Global Energy Corp., c/o Ruskin Moscou Faltischek, P.C., 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556; Attention: Stephen E. Fox.

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If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

FORWARD LOOKING STATEMENTS

This information statement contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

By Order of the Board of Directors,

Dr. K. J. Berry

Chairman and Chief Executive Officer

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ANNEX A

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.         Name of Corporation:

GEI Global Energy Corp.

2.         The articles have been amended as follows: (provide article numbers, if available)

ARTICLE III. AUTHORIZATION OF CAPITAL STOCK, Section 3.1 is deleted, and the following is substituted:

3.1 The stock of this corporation shall be divided into two classes consisting of one billion (1,000,000,000) shares of Common Stock at $0.0001 par value, which shall be entitled to voting power, and ten million (10,000,000) shares of Preferred Stock at $0.001 par value.

ARTICLE III. AUTHORIZATION OF CAPITAL STOCK, shall be further amended by adding to the end thereof:

Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment of the Corporation, each one (1) share of the Corporation’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall be reclassified and converted into that number of validly issued, fully paid and non-assessable share(s) of Common Stock obtained by multiplying such share of Common Stock by 0.0004 (the “New Common Stock”), without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Stock Split; any fractional shares which result from the Stock Split will be rounded to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been split, subject to the elimination of fractional share interests as described above. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which new certificates (the “New Certificates”) shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered.

3.        The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 54%

4.        Effective date of filing: (optional)

5.        Signature: (required)

           Signature of Officer

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